CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen International Trust



We consent to the use of our report dated, December 8, 2000, for Evergreen International Trust contained herein and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement included herein.


                                            /s/  KPMG LLP




Boston, Massachusetts
May 31, 2001